UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 29, 2025

LEGGETT & PLATT, INCORPORATED
(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Leggett Road,
Carthage,	MO	64836
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 417-358-8131
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 29, 2025, Leggett & Platt, Incorporated (“Leggett” or “Company”) completed the previously announced sale of certain legal entities comprising Leggett’s Aerospace Products Group pursuant to the Share Purchase Agreement, dated April 2, 2025 (the “Purchase Agreement”). Under the Purchase Agreement, Flow Intermediate II, LLC, a Delaware limited liability company, and Flow UK Holdco, Limited, a UK corporation (collectively, the “Purchaser Entities”) purchased all of the outstanding shares and other equity interests of certain legal entities comprising Leggett’s Aerospace Products Group (the “Aerospace Transaction”). The Purchaser Entities are owned by investment partnerships advised by Tinicum Incorporated (“Tinicum”), a U.S.-based private investment firm. Reference is made to the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Form 8-K on April 2, 2025. Capitalized terms used but not defined herein have the meanings set forth in the Purchase Agreement.
At the closing of the Aerospace Transaction contemplated by the Purchase Agreement (the “Closing”), an Estimated Purchase Price of US $285.8 million was paid to Leggett in cash. The determination of the final Purchase Price is subject to customary post-Closing adjustments based upon Target Working Capital, Cash, and Indebtedness as described in the Purchase Agreement.
The Aerospace Products Group is a supplier of complex, highly engineered tube and duct assemblies for use primarily in commercial and military aircraft platforms and space launch vehicles. The business is comprised of seven manufacturing facilities located in the United States, the United Kingdom, and France with approximately 700 employees and generated net trade sales of US $190 million in 2024.
Neither Tinicum, the Purchaser Entities, nor their respective affiliates is a party to any material relationship with Leggett or its affiliates other than the Purchase Agreement and certain ancillary agreements entered into in connection with the Aerospace Transaction.
The foregoing description of the Purchase Agreement is included to provide you with information regarding its terms. It does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is incorporated herein by reference as Exhibit 2.1.
Item 7.01 Regulation FD Disclosure.
On August 29, 2025, Leggett issued a press release announcing the Closing of the Aerospace Transaction and revised sales and earnings guidance of the Company. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The Company is filing: (i) unaudited pro forma consolidated condensed statement of operations for the six months ended June 30, 2025, (ii) unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2024, (iii) unaudited pro forma consolidated condensed balance sheet as of June 30, 2025, and (iv) the notes thereto, all of which gives effect to the Aerospace Transaction, and are attached hereto as Exhibit 99.2 to this Form 8-K and are incorporated herein by reference.

d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

2.1
Share Purchase Agreement by and between Leggett & Platt, Incorporated, Flow Intermediate II, LLC and Flow UK Holdco, Limited dated April 2, 2025 filed April 2, 2025, as Exhibit 2.1 to the Company’s Form 8-K, is incorporated by reference. Pursuant to Item 601(a)(5) of Regulation S-K, schedules (and similar attachments) to the Share Purchase Agreement have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in this exhibit. Leggett agrees to furnish, supplementally, a copy of any omitted schedule to the SEC or its staff upon request.

99.1*	Press Release of Leggett & Platt, Incorporated, dated August 29, 2025

99.2**
Unaudited pro forma consolidated condensed financial statements of the Company, giving effect to the Aerospace Transaction, which include: (i) unaudited pro forma consolidated condensed statements of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024, and (ii) unaudited pro forma consolidated condensed balance sheet as of June 30, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	Denotes furnished herewith.
**	Denotes filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: August 29, 2025	By:	/s/ JENNIFER J. DAVIS
Jennifer J. Davis
Executive Vice President - General Counsel

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